Exhibit 1.1

ZHAOPIN LIMITED

11,220,000 Class A Ordinary Shares

in the form of

5,610,000 American Depositary Shares

UNDERWRITING AGREEMENT

            , 2014

CREDIT SUISSE SECURITIES (USA) LLC

ELEVEN MADISON AVENUE

NEW YORK, N.Y. 10010-3629

U.S.A.

UBS SECURITIES LLC

299 PARK AVENUE

NEW YORK, NEW YORK, 10171

U.S.A.

As representatives of the several underwriters

Dear Sirs:

1. Introductory. Zhaopin Limited, a Cayman Islands company (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters, for whom you are acting as representatives (the “Representatives”), an aggregate of 5,610,000 American Depositary Shares (“ADSs”), each ADS representing two Class A ordinary shares, par value US$0.01 per share (the “Ordinary Shares”), of the Company (such 5,610,000 ADSs being referred to as the “Firm Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 841,500 additional ADSs (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Firm Shares,” “Optional Shares” and “Offered Shares”).

The Company hereby acknowledges that, in connection with the proposed offering of the Offered Securities, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to 10% of the Firm Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Securities. The Underwriters may offer any Reserved Securities not purchased by Directed Share Participants by the end of the business day on which this Agreement is executed to the general public on the same basis as the other Securities being issued and sold hereunder. The Company has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

The ADSs purchased by the Underwriters pursuant to this agreement will be issued pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and owners and holders from time to time of the ADSs or, in accordance with the Deposit Agreement, may be issued as uncertificated ADSs evidenced by registration in the books of the Depositary maintained for such purpose. Each ADS will initially represent the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement.

2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statements; Certain Defined Terms. The Company has filed with the Commission (as defined below) a registration statement on Form F-1 (No. 333-195696) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (No. 333-196451) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act (as defined below), a registration statement (such registration statement, as amended through the time such registration statement becomes effective, being hereinafter called the “Exchange Act Registration Statement”) on Form 8-A (No. 001-36474) to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs, and such Exchange Act Registration Statement has become effective. For purposes of this Agreement, all references to any of the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus relating to the offering contemplated under this Agreement and any amendment or supplement thereto and the Final Prospectus shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and the ADS Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [-] [a/p]m (U.S. Eastern time) on the date of this Agreement.

“Bona Fide Electronic Road Show” means a “bona fide electronic road show” as defined in Rule 433.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement, the ADS Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show), as evidenced by it being so specified in Schedule B-1 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement, if any, are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission under the Act and/or the Exchange Act, as applicable.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any) and the ADS Registration Statement, each as amended and supplemented, conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii) Ineligible Issuer Status. (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other Subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus dated June 2, 2014 (which is the most recent Statutory Prospectus distributed to investors generally), as amended and supplemented, and the pricing information stated in Schedule B-2 to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, nor (C) any Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in each Registration Statement or the ADS Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in any Registration Statement or the ADS Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

(vi) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be qualified or in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries (as defined below) and Consolidated Affiliated Entities (as defined below) taken as a whole (“Material Adverse Effect”). The ninth amended and restated memorandum and articles of association of the Company (the “Memorandum and Articles of Association”) and other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect, and the tenth amended and restated memorandum and articles of association of the Company (the “Tenth Memorandum and Articles of Association”) comply with the requirements of applicable Cayman Islands law and, upon the closing of the offering contemplated under this Agreement, the Tenth Memorandum and Articles of Association will be in full force and effect. Complete and correct copies of all constitutive or organizational documents of the Company, including the Memorandum and Articles of Association, and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statements, no change will be made to the Memorandum and Articles of Association or any such constitutive documents on or after the date of this Agreement through and including each Closing Date.

(vii) Subsidiaries. (A) Except for the Company’s direct and indirect subsidiaries, including a joint venture company with a third party (each a “Subsidiary”, and collectively, the “Subsidiaries”), identified on Schedule C-1 hereto, and the entities through which the Company conducts its operations in the PRC by way of contractual arrangements (each a “Consolidated Affiliated Entity,” and collectively, the “Consolidated Affiliated Entities”) identified on Schedule C-2 hereto, the Company does not own or control, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity; (B) except as discussed in the General Disclosure Package and the Final Prospectus, each Subsidiary and Consolidated Affiliated Entity of the Company (x) has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus, and (y) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be qualified would not, individually or in the aggregate, result in a Material Adverse Effect; (C) the constitutive or organizational documents of each Subsidiary and Consolidated Affiliated Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect; (D) all of the issued and outstanding capital stock of each Subsidiary and Consolidated Affiliated Entity has been duly authorized and validly issued and is fully paid and nonassessable; and (E) all of the issued and outstanding capital stock of each Subsidiary and Consolidated Affiliated Entity owned or controlled by the Company, directly or through a Subsidiary or otherwise, is owned free from liens, encumbrances and defects except as disclosed in the General Disclosure Package and the Final Prospectus.

(viii) Offered Securities and Capitalization. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information and description of such Offered Securities contained in the General Disclosure Package and the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Offered Securities to be sold by the Company, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of uncertificated ADSs evidenced by registration in the books of the Depositary, as applicable; the ADSs to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States, except as described in the General Disclosure Package and the Final Prospectus.

(ix) VIE Agreements. (A) The description of each of the business operations agreements, equity interest pledge agreements, power of attorney, spousal consent letters, exclusive technical and consulting services agreements, exclusive equity option agreements and loan agreement and shares pledges agreements (collectively, the “VIE Agreements”) in the General Disclosure Package and the Final Prospectus under the caption “Our Corporate History and Structure” is true and correct in all material respects. Each VIE Agreement has been duly authorized, executed and delivered by the relevant parties of such agreement, is in full force and effect and constitutes a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened or is being contemplated by any of the parties thereto. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries, the Consolidated Affiliated Entities or shareholders of any such entity in any jurisdiction challenging the validity of any VIE Agreement or the VIE Agreements as a whole and, to the knowledge of the Company, the Subsidiaries and the Consolidated Affiliated Entities, no such proceeding, inquiry or investigation is threatened or contemplated in any jurisdiction.

(B) The execution, delivery and performance by the Company and each of its Subsidiaries and its Consolidated Affiliated Entities of each of the VIE Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any Subsidiary or any Consolidated Affiliated Entity is bound or to which the Company, any Subsidiary or any Consolidated Affiliated Entity is subject, nor will such actions result in (x) any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Subsidiary or any Consolidated Affiliated Entity or any of their respective properties or assets or (y) any violation of any provision of any constitutive or organizational documents of the Company, any Subsidiary or any Consolidated Affiliated Entity; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company, the Subsidiaries and the Consolidated Affiliated Entities of, and compliance by the Company, the Subsidiaries and the Consolidated Affiliated Entities with, the provisions of each of the VIE Agreements, except such as shall have been obtained or waived.

(x) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering contemplated under this Agreement. There are no arrangements, agreements, understandings, payments or issuance with respect to the Company, any Subsidiary, any Consolidated Affiliated Entity or any of their respective officers or directors or, to the knowledge of the Company, their respective shareholders, partners, employees, consultant or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(xi) Registration Rights and Other Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(n) hereof. No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or any other share capital of or other equity interests in the Company, other than the right to receive Ordinary Shares upon the automatic conversion of the Preferred Shares (as defined below) on the First Closing Date.

(xii) Listing. The Offered Securities have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.

(xiii) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Upon due execution and delivery by the Depositary of uncertificated ADSs evidenced by registration in the books of the Depositary, and the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such uncertificated ADSs will be duly and validly issued and the persons in whose names the uncertificated ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the uncertificated ADSs, as applicable, conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus.

(xiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(xv) Title to Property. The Company, the Subsidiaries and the Consolidated Affiliated Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, the Subsidiaries and the Consolidated Affiliated Entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Offered Securities, the deposit of the Offered Shares with the Depositary against issuance of uncertificated ADSs evidenced by registration in the books of the Depositary, and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Subsidiary or any Consolidated Affiliated Entity pursuant to, the Memorandum and Articles of Association, the by-laws and other constitutive or organizational documents of the Company, any Subsidiary or any Consolidated Affiliated Entity, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any Consolidated Affiliated Entity or any of their respective properties, or any agreement or instrument to which the Company, any Subsidiary or any Consolidated Affiliated Entity is a party or by which the Company, any Subsidiary or any Consolidated Affiliated Entity is bound or to which any of their respective properties is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any Subsidiary or any Consolidated Affiliated Entity.

(xvii) Absence of Existing Defaults and Conflicts. Neither the Company nor any Subsidiary nor any Consolidated Affiliated Entity is (A) in violation of the Memorandum and Articles of Association and its respective charter, by-laws and other constitutive or organizational documents or (B) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xviii) Authorization of Transaction Documents. Each Transaction Document has been duly authorized, executed and delivered by the Company.

(xix) Compliance with Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, the Subsidiaries and the Consolidated Affiliated Entities are in compliance with all applicable laws in the jurisdictions to which such respective entities are subject, except where failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xx) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, the Subsidiaries and the Consolidated Affiliated Entities possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all appropriate domestic or foreign governmental or regulatory declarations and filings (collectively, the “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, any Subsidiary or any Consolidated Affiliated Entity, would individually or in the aggregate have a Material Adverse Effect.

(xxi) Absence of Labor Dispute. No labor dispute with the employees of the Company, any Subsidiary or any Consolidated Affiliated Entity exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xxii) Possession of Intellectual Property. The Company, the Subsidiaries and the Consolidated Affiliated Entities own, possess or can acquire on reasonable terms trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or contemplated in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus (A) to the knowledge of the Company, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company, any Subsidiaries or any Consolidated Affiliated Entity; (B) to the knowledge of the Company, there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, any Subsidiaries, any Consolidated Affiliated Entity or third parties of any of the Intellectual Property Rights; (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company, any Subsidiary or any Consolidated Affiliated Entity in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Consolidated Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (F) none of the Intellectual Property Rights used by the Company, any Subsidiary or any Consolidated Affiliated Entity in their respective businesses has been obtained or is being used in violation of any contractual obligation binding on the Company, any Subsidiary or any Consolidated Affiliated Entity, or, to the knowledge of the Company, in violation of the rights of any persons, except in each case covered by clauses (A) – (F) such as would not, if determined adversely to the Company, any Subsidiary or any Consolidated Affiliated Entity, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) Environmental Laws. Neither the Company nor any Subsidiary nor any Consolidated Affiliated Entity is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiv) PRC Anti-Monopoly Laws. Neither the Company nor any Subsidiary or Consolidated Affiliated Entity, nor any of their respective directors or officers or, to the knowledge of the Company, any of their respective agents, employees, consultants, affiliates or persons acting on their behalf, directly or indirectly, is or is considering to be a party to any agreement, arrangement or concerted practice or is engaging in or has engaged in any practice, including, without limitation, any discussions with competitors regarding pricing, which, in whole or in part, may contravene or be invalidated by any antitrust, anti-monopoly, competition, fair trading, consumer protection or similar laws and regulations in the PRC (collectively, “PRC Anti-Monopoly Laws”) or in respect of which any approval, filing, registration or notification is required pursuant to any PRC Anti-Monopoly Laws.

(xxv) Description of Transaction Documents. The description of each Transaction Document in the General Disclosure Package and the Final Prospectus conforms in all material respects to such Transaction Document.

(xxvi) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulation,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale” and “Taxation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxvii) Absence of Manipulation. Neither the Company, any Subsidiary, any Consolidated Affiliated Entity nor any of their respective directors or officers or, to the knowledge of the Company, any of their respective agents, employees, consultants, affiliates or persons acting on their behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxviii) Operating and Other Company Data. All operating and other data of the Company disclosed in the General Disclosure Package and the Final Prospectus, including but not limited to, the number of unique customers, the number of job postings, the number of completed resumes, the number of average daily unique visitors and the number of registered users, are true and accurate in all material respects.

(xxix) Statistical and Market-Related Data. Any third party statistical and market-related data included in the Registration Statements, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data is consistent with the sources from which they are derived. The Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxx) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, the Subsidiaries, the Consolidated Affiliated Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley, to the extent applicable, and all applicable Exchange Rules. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“U.S. GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxi) Absence of Accounting Issues. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company has not received any notice from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (C) any Internal Control Event.

(xxxii) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any Subsidiary, any Consolidated Affiliated Entity or any of their respective properties that, if determined adversely to the Company, any Subsidiary or any Consolidated Affiliated Entity, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxxiii) Directors and Officers. To the knowledge of the Company after due inquiry, none of the Company’s directors, director nominees or executive officers is a party to any legal, governmental or regulatory proceeding that causes such director or officer to be unsuitable for his or her position on the Board or in the Company.

(xxxiv) Exhibits. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statements or the ADS Registration Statement or described in the Registration Statements or the ADS Registration Statement that are not so filed or described.

(xxxv) Financial Statements. The financial statements and the related notes thereto included in each Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly the financial position of the Company and its consolidated entities as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby; the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial information included in each Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxxvi) Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, which has certified certain consolidated financial statements of the Company, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(xxxvii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Subsidiaries and the Consolidated Affiliated Entities, taken as a whole, except such changes, development or events that would not, individually or in the aggregate, result in a Material Adverse Effect; (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; (C) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Subsidiaries and the Consolidated Affiliated Entities taken as a whole; (D) neither the Company nor any Subsidiary nor any Consolidated Affiliated Entity has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the General Disclosure Package and the Final Prospectus; and (E) neither the Company nor any Subsidiary nor any Consolidated Affiliated Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxviii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”).

(xxxix) EGC Status. Since April 5, 2012, the date that the Jumpstart Our Business Startups Act was signed into law, through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(xl) Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications [other than those listed on Schedule B-3 hereto]. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(xli) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for subsequent taxable years.

(xlii) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the PRC or the Cayman Islands, and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or any other currency that may be converted into United States dollars and freely transferred out of the PRC or the Cayman Islands, and all such payments made to holders thereof or therein who are non-residents of the PRC or the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the PRC or the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the PRC or the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the PRC or the Cayman Islands or any political subdivision or taxing authority thereof or therein.

Except as disclosed in the General Disclosure Package and the Final Prospectus, under current PRC laws and regulations, all dividends and other distributions declared and payable on any equity security of any Subsidiary or Consolidated Affiliated Entity may be paid, directly or indirectly, to the Company in United States dollars or any other currency that may be converted into United States dollars and freely transferred out of the PRC, and all such payments made to the Company will not be subject to income, withholding or other taxes under laws and regulations of the PRC or any taxing authority thereof and will otherwise be free and clear of any other tax, duty, withholding or deduction in the PRC or any taxing authority thereof and without the necessity of obtaining any governmental authorization in the PRC or any taxing authority thereof.

(xliii) Taxes. The Company, the Subsidiaries and the Consolidated Affiliated Entities have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not individually or in the aggregate have a Material Adverse Effect); and the Company, the Subsidiaries and the Consolidated Affiliated Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, to the extent that such taxes (including any assessments, fines or penalties) are due and payable, except for any such taxes (including assessments, fines or penalties) that are currently being contested in good faith and with respect to which the Company has established adequate reserves in its financial statements or as would not individually or in the aggregate have a Material Adverse Effect. All material local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company, any Subsidiary or any Consolidated Affiliated Entity (including any predecessor) as described in the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(xliv) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, any Subsidiary or any Consolidated Affiliated Entity, on the one hand, and their respective directors, officers, shareholders, customers or suppliers, on the other, that is required by the Act to be described in the Registration Statements and that is not so described in such documents.

(xlv) No Immunity. None of the Company, any Subsidiary, any Consolidated Affiliated Entity and any of their respective properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, set-off or counterclaim, jurisdiction of any court, services of process, attachment prior to or in aid of execution of judgment or any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in the Transaction Documents not to plead or claim any such immunity in any legal action, suit, proceeding or such actions based on the Transaction Documents is valid and binding under the laws of the Cayman Islands, the PRC and New York.

(xlvi) Insurance. None of the Company, any Subsidiary or any Consolidated Affiliated Entity has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. None of the Company, any Subsidiary or any Consolidated Affiliated Entity has been denied any insurance coverage which it has sought or for which it has applied.

(xlvii) Business Practices. None of the Company, any Subsidiary, any Consolidated Affiliated Entity or any of their respective executive officers or directors or, to the knowledge of the Company, any of their respective employees, representatives, consultants or agents acting on behalf of the Company has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official (as defined below), with the intent or purpose of: (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (3) securing any improper advantage for the Company, any Subsidiary or any Consolidated Affiliated Entity, or (4) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company, any Subsidiary or any Consolidated Affiliated Entity in obtaining or retaining business for or with, or directing business to, any person. None of the Company, any Subsidiary, any Consolidated Affiliated Entity or any of their respective executive officers or directors or, to the knowledge of the Company, any of their respective employees, representatives, consultants or agents acting on behalf of the Company has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the preceding sentence to a Government Official in violation of any applicable anti-bribery or anti-corruption laws, including but not limited to, applicable anti-bribery or anti-corruption laws of the PRC and Cayman Islands, the U.S. Foreign Corrupt Practices Act of 1977, and any other law, rule or regulation of similar purpose and scope. As used in this subsection and elsewhere in this Agreement, “Government Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his or her employee, or (D) any employee or official of a public international organization. For the avoidance of doubt, the term Government Official shall include any employee or official of a television station owned or controlled by a government.

(xlviii) Compliance with Money Laundering Laws. The operations of the Company, the Subsidiaries and the Consolidated Affiliated Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, in each case issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any Subsidiary, any Consolidated Affiliated Entity or any of their respective officers or directors or, to the knowledge of the Company, any of their respective employees, representatives, consultants or agents with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlix) Sanctions. None of the Company, the Subsidiaries, the Consolidated Affiliated Entities or any of their respective officers or directors or, to the knowledge of the Company, any of their respective employees, representatives, consultants or agents is, or is owned by an person or entity that is targeted under or the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and none of the Company, any of the Subsidiaries, or any of the Consolidated Affiliated Entities is located, organized or resident in a country that is targeted under or the subject of sanctions (currently, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering contemplated in this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities or business of or with any person or entity, or in any country that, at the time of such financing, is targeted under or the subject of any Sanctions, or in any other manner that would result in a violation of Sanctions by any person or entity (including any person or entity participating in the Offering, whether as underwriter, placing agent, advisor, investor or otherwise). During the past five years, none of the Company, any of the Subsidiaries or any of the Consolidated Affiliated Entities has knowingly engaged in, or is now knowingly engaged, in any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(l) No Restrictions on Dividends. Except as disclosed in the General Disclosure Package and the Final Prospectus, no Subsidiary or Consolidated Affiliated Entity is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to the Company, making any other distribution on its capital stock, repaying to the Company any loans or advances to it from the Company, making any loans or advances to the Company or any other Subsidiary or Consolidated Affiliated Entity or transferring any of its properties or assets to the Company or any other Subsidiary or Consolidated Affiliated Entity.

(li) No Transfer Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit by the Company of the Offered Shares with the Depositary or a custodian as agent for the Depositary and the issuance and delivery of uncertificated ADSs evidenced by registration in the books of the Depositary, as applicable; (B) the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the several Underwriters; (C) the purchase from the Company and the initial sale and delivery by the several Underwriters of the Offered Securities to the initial purchasers thereof; or (D) the execution and delivery of this Agreement by the Company (other than nominal stamp duty if this Agreement is executed or brought into the Cayman Islands).

(lii) No Reduction from Amounts Payable. All amounts payable by the Company under the Transaction Documents shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or the PRC or any authority thereof or therein, nor are any taxes imposed in the Cayman Islands or the PRC on, or by virtue of the execution or delivery of, such documents.

(liii) No Sale, Issuance or Distribution of Shares. Except as disclosed in General Disclosure Package and Final Prospectus, the Company has not sold, issued or distributed any shares of its capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(liv) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(lv) Transaction Documents under Cayman Law. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of the Transaction Documents, it is not necessary that the Transaction Documents be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if the Transaction Documents are executed in or brought into the Cayman Islands) in the Cayman Islands be paid on or in respect of the Transaction Documents or any other documents to be furnished hereunder.

(lvi) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statements, the General Disclosure Package or the Final Prospectus has been made without basis or has been disclosed other than in good faith.

(lvii) No Undisclosed Indebtedness or Arrangements. Except as disclosed in the General Disclosure Package and the Final Prospectus, no indebtedness (actual or contingent) or material contract or arrangement is outstanding between the Company, any Subsidiary or any Consolidated Affiliated Entity, on the one hand, and any of their respective director or executive officer or any affiliate of or person connected with such director or executive officer (including his/her spouse, minor children, any company or undertaking in which he/she holds a controlling interest) or any other related parties, on the other hand; there are no relationships or related party transactions between the Company, any Subsidiary or any Consolidated Affiliated Entity, on the one hand, and their respective affiliates, officers, directors, shareholders, customers or suppliers or any other third party, on the other hand, which, although required to be disclosed by the Act, are not disclosed in the General Disclosure Package and the Final Prospectus.

(lviii) No Undisclosed Benefits. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, the Subsidiaries and the Consolidated Affiliated Entities have no obligation to provide retirement, death or disability benefits to any of their respective present or past employees or to any other person. The Company and each Subsidiary and Consolidated Affiliated Entity are in material compliance with all applicable laws relating to employee benefits.

(lix) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the General Disclosure Package and the Final Prospectus in all respects accurately and fully describes: (A) accounting policies which the Company believes are important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that different amounts would be reported under different conditions or using different assumptions; and the Board and management of the Company have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(lx) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the General Disclosure Package and the Final Prospectus in all material aspects accurately and fully describes all known trends, demands, commitments, events, uncertainties and risks and the potential effects thereof that the Company believes would materially affect liquidity and are reasonably likely to occur.

(lxi) Action against the Company. Under the laws of the Cayman Islands, no holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, except under the terms of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(lxii) Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the General Disclosure Package and the Final Prospectus. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 18 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize and, pursuant to Section 18 of this Agreement and Section 18 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statements, the ADS Registration Statement, the General Disclosure Package, the Final Prospectus or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any Transaction Document or any instrument or agreement entered into for the consummation of the transactions contemplated therein (A) would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Cayman Islands, provided that (1) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (2) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (3) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (4) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, and (B) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the General Disclosure Package and the Final Prospectus. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(lxiii) Related Party Transactions. All the related party transactions required to be disclosed under the Securities Laws are disclosed in the General Disclosure Package and the Final Prospectus under the heading “Related Party Transactions,” and such disclosure is true and accurate in all material respects.

(lxiv) Merger or Consolidations. Except as disclosed in the General Disclosure Package and Final Prospectus, neither the Company nor any Subsidiary nor any Consolidated Affiliated Entity has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreement with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.

(lxv) Termination of Contracts. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary nor any Consolidated Affiliated Entity has sent or received any communication regarding the termination of, or an intent not to renew, any contract or agreement referred to or described in the General Disclosure Package or the Final Prospectus, or referred to or described in or filed as an exhibit to the Registration Statements or the ADS Registration Statement, and no such termination or non-renewal has been threatened by the Company, or any Subsidiary or any Consolidated Affiliated Entity or, to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(lxvi) Compliance with PRC Regulations. Each of the Company, the Subsidiaries and the Consolidated Affiliated Entities has complied with, and has taken all reasonable steps to ensure compliance by each of its shareholders, option holders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, taking all reasonable steps to require each shareholder, option holder, director and officer that is or that, to the Company’s knowledge, is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(lxvii) PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. The issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the New York Stock Exchange or the consummation of the transactions contemplated by the Transaction Documents is not and will not be, as of the date hereof and at each Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(lxviii) Affiliation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no affiliations or associations between (A) any member of the FINRA and (B) the Company or, to the knowledge of the Company, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Initial Registration Statement was first submitted to the Commission.

(lxix) No Other Marketing Documents. Neither the Company nor any director, officer, agent, employee, affiliate or person acting on behalf of the Company has distributed, nor will distribute, any offering material in connection with the offering and sale of the Offered Securities other than the Statutory Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented to in accordance with this Agreement or as set forth on Schedule B-1 hereto.

(lxx) Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(lxxi) Lock-Up Agreements. On or prior to the date hereof, each of the directors, officers, existing principal shareholders of the Company, certain holders as named in Schedule D hereto of outstanding options or warrants underlying Ordinary Shares of the Company and Directed Share Participants has delivered to the Representatives executed lock-up agreements, substantially in the form set forth in Exhibit A hereto.

(lxxii) ADS Facility Lock-Up. The Company has executed a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s ADS facility or issue any new ADSs to any shareholder or any third party, unless consented to by the Company.

(lxxiii) Sales of Reserved Securities. The Registration Statement, each preliminary prospectus, the Final Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any preliminary prospectus, the Final Prospectus or any Issuer Free Writing Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Securities in any jurisdiction where the Reserved Securities are being offered.

(lxxiv) Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to influence unlawfully (i) a customer or supplier of the Company or any of its Subsidiaries or Consolidated Affiliated Entities to alter the customer’s or supplier’s level or type of business with the Company or any of its Subsidiaries or Consolidated Affiliated Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its Subsidiaries or Consolidated Affiliated Entities or any of their respective products or services.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[-] per ADS, that number of Firm Securities (rounded up or down, as determined by Representatives in their discretion, in order to avoid fractions) obtained by multiplying 5,610,000 Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Company will deliver or cause to be delivered the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives at the office of Davis Polk & Wardwell LLP, c/o 18th Floor, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong, at [-] A.M., New York time, on [-], or at such other time not later than seven full business days thereafter as Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering contemplated in this Agreement. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised (in the proportions described immediately above) from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being referred to as a “Closing Date”), shall be determined by the Representatives but shall not be earlier than two full business days or later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver or cause to be delivered the Optional Securities being purchased on each Optional Closing Date to or as instructed by Representatives for the accounts of the several Underwriters in a form reasonably acceptable to Representatives, against payment of the purchase price therefore in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Representatives, at the above office of Davis Polk & Wardwell LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus. It is further understood that the Offered Securities are to be offered to the public initially at $[-] per ADS.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time any Registration Statement, the ADS Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, the ADS Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the ADS Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend any Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) EGC Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(n) hereof.

(e) Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(f) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(g) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement and the ADS Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(h) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(i) Reporting Requirements. During the period of five (5) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(j) Payment of Expenses. [The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of any prospectus relating thereto, costs and expenses related to the filing with, and clearance of the offering by, the FINRA, including filing fees and the fees and expenses of counsel for the Underwriters relating to such FINRA matters, [fees, disbursements and expenses of counsels to the Underwriters [(including reimbursing the Underwriters for fees, disbursement and expense already paid to such counsels by the Underwriters)]], costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentation with the prior approval of the Company, any travel expenses of the Representatives, Company’s officers and employees and any such consultants, and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. In addition to the foregoing, the Company will pay the Representatives on behalf of the Underwriters on the First Closing Date the sum of US$[-] as a nonaccountable reimbursement of the Underwriters’ other expenses. Such amount may be deducted from the purchase price for the Offered Securities set forth in Section 3 hereof. In addition to the foregoing, the Company will also pay the out of pocket expenses of the Representatives.]

(k) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(l) Absence of Manipulation. None of the Company, the Subsidiaries, the Consolidated Affiliated Entities or any of their respective directors, officers, agents, employees, affiliates or persons acting on their behalf will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(m) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of the Transaction Documents. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(n) (A) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares, Preferred Shares (as defined below), ADSs or any securities convertible into or exchangeable or exercisable for any Ordinary Shares, Preferred Shares or ADSs (collectively, the “Lock-Up Securities”): (i) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of the Lock-Up Securities, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (iv) file with the Commission a registration statement under the Act relating to the Lock-Up Securities or (v) publicly disclose the intention to take any such action described above, without, in each case, the prior written consent of the Representatives, except issuances of the Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing. “Preferred Shares” means series B convertible preferred shares, par value US$0.01 per share and series C convertible preferred shares, par value US$0.01 per share, in each case of the Company; provided that the Company will not create or issue any new class of Preferred Shares or any securities convertible into or exchangeable or exercisable for any Preferred Shares during the Lock-Up Period.

(B) Agreement to announce lock-up waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(r) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(o) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the New York Stock Exchange and maintain the listing of the Offered Securities on the New York Stock Exchange.

(p) Deposit of Shares. The Company will, prior to the First Closing Date or each Optional Closing Date, as the case may be, deposit the Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at the First Closing Date or each Optional Closing Date, as the case may be.

(q) Depositary Side Letter. The Company agrees not to release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-up Period without the prior written consents of the Representatives.

(r) No Waiver of Option Agreements Lock-Ups Provisions. The Company, during the Lock-Up Period, will not waive, terminate or amend or fail to enforce the lock-up provisions contained in the option agreements issued pursuant to its 2010 Global Share Plan and 2013 Global Share Plan without the consent of the Representatives.

(s) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(t) Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(u) Compliance with SAFE Rules and Regulations. The Company will comply in all material respects with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and will use its best efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or, to the Company’s knowledge, are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with Company matters, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is, to the Company’s knowledge, directly or indirectly owned or controlled by, a PRC resident or PRC citizen, to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(v) Accounting Controls. The Company will undertake measures to implement, by the time such systems are required by the Exchange Act, systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Compliance with Laws. The Company will use its best efforts to comply with, and to use its best efforts to cause the Company’s directors and executive officers in their capacities as such to comply with, all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

(x) Compliance with PRC Anti-Monopoly Laws. Neither the Company nor any Subsidiary or Consolidated Affiliated Entity will be, and the Company will use its best efforts to cause all of their respective directors, officers, agents, employees, consultants, affiliates or persons acting on their behalf not to be, directly or indirectly, a party to any agreement, arrangement or concerted practice or engaged in any practice, including, without limitation, any discussions with competitors regarding pricing, which, in whole or in part, may contravene or be invalidated by any PRC Anti-Monopoly Laws or in respect of which any approval, filing, registration or notification is required pursuant to any PRC Anti-Monopoly Laws.

(y) Sanctions. The Company will not directly or indirectly use the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other person or entity, for the purpose of financing activities or business of or with any person or entity, or in any country that, at the time of such financing, is targeted or the subject of any Sanctions, or in any other manner that would result in a violation of Sanctions by any person or entity (including any person or entity participating in the Offering, whether as underwriter, placing agent, advisor, investor or otherwise).

(z) Transfer Restrictions. The Company will at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the lock-up agreements entered into pursuant to Section 7(n) hereof and shall ensure compliance with such restrictions on transfer on restricted Ordinary Shares. The Company will retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to the relevant securities.

(aa) Directed Share Program. The Company agrees to cause each Directed Share Participant to execute a Lock-Up Agreement and otherwise to cause the Reserved Securities to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Securities during the Lock-Up Period or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Directed Share Program.

6. Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities, if any, to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent (applicable to both the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date):

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers Zhong Tian LLP confirming that it is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the “cut-off” date referred to in such letter shall be a date no more than three business days prior to such Closing Date).

(b) Effectiveness of Registration Statements. The Initial Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Representative, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsels to the Representatives. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Subsidiaries and the Consolidated Affiliated Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities.

(d) Adverse Developments in PRC Mergers and Acquisitions Rules. There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the PRC Mergers and Acquisitions Rules and related clarifications, which, in the sole judgment of the Representatives, would make it inadvisable to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or each Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(e) Opinion of United States Counsel for the Company. The Representatives and the Depositary shall have received an opinion or opinions from Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(f) Opinion of PRC Counsel for the Company. The Company shall have received an opinion or opinions from Commerce & Finance Law Offices, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(g) Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion from Maples and Calder, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(h) Opinion of United States Counsel for the Underwriters. The Representatives shall have received an opinion or opinions from Davis Polk & Wardwell LLP, United States counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) Opinion of PRC Counsel for the Underwriters. The Representatives shall have received an opinion from Global Law Offices, PRC counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) Opinion of Counsel for the Depositary. The Representatives shall have received an opinion from Ziegler, Ziegler & Associates LLP, counsel for the Depositary, dated such Closing Date, in form and substance satisfactory to the Representatives.

(k) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Subsidiaries and the Consolidated Affiliated Entities taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(l) Additional Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing date, of an executive officer of the Company, with respect to such matters as the Representatives may reasonably require.

(m) Chief Financial Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Financial Officer of the Company with respect to certain operating data and financial figures contained in the Registration Statements, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Representatives.

(n) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up agreements, substantially in the form set forth in Exhibit A hereto, from each of the directors, officers, existing principal shareholders of the Company, certain holders as named in Schedule D hereto of outstanding options or warrants underlying Ordinary Shares of the Company and Directed Share Participants relating to capital stock of the Company.

(o) Execution of Deposit Agreement and Depositary Side Letter. The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter, and the Deposit Agreement shall be in full force and effect, and the Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(p) Depositary’s Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of uncertificated ADSs (evidencing the Offered Securities) evidenced by registration in the books of the Depositary, as applicable, in each case at such Closing Date and complete such other matters related thereto as the Representatives may reasonably request.

(q) No Legal Impediment to Issuance. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued, by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities.

(r) Additional Documents. On or prior to such Closing Date, the Representatives shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.

(s) Exchange Listing. The Offered Securities shall have been approved to be listed on the New York Stock Exchange subject only to notice of issuance.

(t) DTC Settlement. On or prior to such Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(u) Filing of Amendments. No Issuer Free Writing Prospectus, Statutory Prospectus or Final Prospectus or amendment or supplement to any Registration Statement, the ADS Registration Statement, Statutory Prospectus or the Final Prospectus shall have been filed to which the Representatives object in writing.

(v) Payment of Commission Fees. The Company shall have paid the required Commission filing fees relating to the Offered Securities in such amount and within the time frame provided in the Act and Rule 456(b)(1) thereunder.

(w) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated in this Agreement.

The Company shall have furnished the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

If any condition (whether a condition to the obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date or to purchase and pay for the Optional Securities on each Optional Closing Date) specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement shall be deemed terminated by the Company at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 11.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company (the “Indemnifying Party”) will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal, state or foreign statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Written Testing-the-Waters Communication, (B) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) the Directed Share Program; and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Indemnifying Party will not be liable in any such case to the extent that (1) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below, or (2) with respect to the Directed Share Program, insofar as such loss, liability, claim, damage or expense is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other federal, state or foreign statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [fourth] paragraph, sales to discretionary accounts appearing in the [sixth] paragraph, information contained in the [thirteenth] paragraph, the information discussing possible stabilization measures appearing in the [fifteenth and sixteenth] paragraphs and the information on electronic distribution in the seventeenth paragraph, in each case under the caption “Underwriting”.

(c) Indemnification for Reserved Securities. Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless UBS-FinSvc and its partners, directors, officers and members, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any loss, damage, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, liability or claim (A) arises out of or is based upon (1) any of the matters referred to in clauses (A) through (C) of Section 8(a), or (2) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Securities that the Directed Share Participant has agreed to purchase; or (C) otherwise arises out of or is based upon the Directed Share Program, provided, however, that the Company shall not be responsible under this clause (C) for any loss, damage, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Designated Entities in conducting the Directed Share Program. Section 8(d) shall apply equally to any action brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above or Section 10, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above or Section 10. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions or in connection with any violation of the nature referred to in Section 8(c) which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Party, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or any violation of the nature referred to in Section 8(c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the ADSs purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Indemnifying Party and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to either the First or any Optional Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, the Subsidiaries, the Consolidated Affiliated Entities except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof and the obligations of the Company pursuant to Section 10 shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, Stephen Monick (fax: +852 2284 6972), and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371); or if sent to the Company, any Subsidiary or any Consolidated Affiliated Entity, will be mailed, delivered or telegraphed and confirmed to the Company at 6/F, Fosun International Centre, 237 Chaoyang North Road, Chaoyang District, Beijing 100020, The People’s Republic of China, Attention: Chief Financial Officer (fax: +(86-10) 5869 2929); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, controlling persons and other persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by any Representative individually will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arm’s Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understand and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including its respective shareholders, employees or creditors.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

18. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Law Debenture Corporate Services Inc. at 400 Madison Avenue, 4th Floor, New York, NY 10017 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

19. Judgment Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ZHAOPIN LIMITED

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the

Representatives of the several Underwriters

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC
UBS Securities LLC
Total

Sch A

SCHEDULE B-1

General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.	The issuer free writing prospectus filed by the Company with the Commission on [-]

2.	[list other documents]

Sch B-1

SCHEDULE B-2

Pricing Information Included in the General Disclosure Package

The following pricing information is also included in the General Disclosure Package:

1.	The initial price to the public of the Offered Securities is US$[-] per ADS.

Sch B-2

[SCHEDULE B-3

Written Testing-the-Waters Communications distributed by the Company]

Sch B-3

SCHEDULE C-1

List of Subsidiaries

	Subsidiaries	Shareholders	Percentage
1	Beijing Wangpin Consulting Co., Ltd.	Zhaopin Limited	90%
		Beijing Zhilian Sanke Human Resource Service Co., Ltd.	10%
2	Zhilian Wangpin (Beijing) Technology Co., Ltd.	Zhaopin Limited	100%
3	Wangpin Information Consulting (Shanghai) Co., Ltd.	Zhaopin Limited	100%
4	Zhilian Yipin (Beijing) Technology Co., Ltd.	Zhaopin Limited	100%
5	Nanjing Zhilian Advertising Co., Ltd.	Zhilian Wangpin(Beijing) Technology Co., Ltd.	100%
6	Changsha Lianzhi Human Resources Service Co., Ltd.	Zhilian Wangpin(Beijing) Technology Co., Ltd.	100%
7	Guangdong Zhilian Culture & Media Co., Ltd.	Zhilian Wangpin(Beijing) Technology Co., Ltd.	100%

Sch C-1

SCHEDULE C-2

List of Consolidated Affiliated Entities

Consolidated Affiliated Entities	Shareholders and percentage of equity interests

	Xin Wang	Yuanwei Xie
1. Beijing Zhilian Sanke Human Resource Service Co., Ltd.	50%	50%

	Xin Wang	Hao Liu
2. Shenyang Zhilian Wangpin Advertising Co., Ltd.	40%	60%

	Guanzhu Wang	Hao Liu
3. Wuhan Zhilian Rencai Advertising Co., Ltd.	10%	90%
4. Shaanxi Zhilian Advertising Co., Ltd.	20%	80%
5. Jinan Zhilian Wangpin Advertising Co., Ltd.	90%	10%
6. Sichuan Zhilian Advertising Co., Ltd.	10%	90%
7. Shenyang Zhilian Recruitment Service Co., Ltd.	40%	60%
8. Qingdao Zhilian Advertising Co., Ltd.	40%	60%
9. Dalian Zhilian Advertising Co., Ltd.	40%	60%
10. Tianjin Zhilian Advertising Co., Ltd.	40%	60%
11. Hangzhou Wangpin Advertising Co., Ltd.	40%	60%

	Zhilian Wangpin (Beijing) Technology Co., Ltd.	Hao Liu
12. Fuzhou Zhilian Advertising Co., Ltd.	49%	51%
13. Harbin Zhilian Wangcai Advertising Co., Ltd.	51%	49%
14. Xiamen Zhilian Wangpin Commercial Service Co., Ltd.	49%	51%

Sch C-2

SCHEDULE D

List of Option Holders to Enter into Lock-Up Agreement with the Representatives

1.	余用彤 (TONY YU)
2.	赵鹏 (PENG ZHAO)
3.	陈旭 (BANSON CHEN)
4.	雷卫明 (ALAN LEI)
5.	潘晓军 (JUSTIN PAN)

Sch D

Exhibit A

Form of Lock-Up Agreement

[-], 2014

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

U.S.A.

UBS Securities LLC

299 Park Avenue

New York, New York 10171

U.S.A.

as Representatives of the several Underwriters (in each case as defined below)

Dear Sirs:

As an inducement to the Underwriters (as defined below) to enter into an underwriting agreement (the “Underwriting Agreement”) among Zhaopin Limited, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as the representatives (the “Representatives”) on behalf of the several underwriters (the “Underwriters”) to be named in a schedule to the Underwriting Agreement and other parties, if any, to the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the American Depositary Shares (the “ADSs”), each representing a certain number of Class A ordinary shares, par value US$0.01 per share (the “Class A Ordinary Shares”), of Zhaopin Limited, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees for the benefit of each Underwriter that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (i) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares (as defined below), Preferred Shares (as defined below), ADSs or any securities convertible into or exchangeable or exercisable for any Ordinary Shares, Preferred Shares or ADSs (collectively, the “Securities”), (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Ordinary Shares, Preferred Shares, ADSs or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, sale, contract to sell, pledge, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant or transfer or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any Securities. “Ordinary Shares” means Class A Ordinary Shares and Class B ordinary shares, par value US$0.01 per share, in each case of the Company. “Preferred Shares” means series B convertible preferred shares, par value US$0.01 per share and series C convertible preferred shares, par value US$0.01 per share, in each case of the Company.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the 180th day immediately following the public offering date set forth in the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Exh A

The foregoing restrictions shall not apply to (or otherwise limit or restrict) the exercise of options to purchase any Securities, provided that any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement, provided no filing by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required to be, or shall be voluntarily, made in connection with a transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). A transfer of Securities may be made (i) as a bona fide gift, (ii) as a distribution to limited partners or stockholders of the undersigned, (iii) if the undersigned is an investment fund or an investment fund manager, to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (iv) if the undersigned is a corporation, to the undersigned’s affiliates or to any other entity controlled by or under common control with the undersigned, or (v) to an immediate family member of the undersigned or a trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, provided, in each case, the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required to be, or shall be voluntarily, made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities, through the entry of stop transfer instructions or otherwise, in order to prevent a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

The undersigned understands that, if the undersigned is an officer or director of the Company, (i) the Representatives agree, or will agree, that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Securities, the Representatives will notify the Company of the impending release or waiver and (ii) the Company agrees, or will agree, to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the proposed transfer is not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Exh A

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if (i) the Public Offering Date shall not have occurred on or before November 26, 2014, (ii) the Representatives, on behalf of the Underwriters, advise the Company in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the offering of the Class A Ordinary Shares, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the ADSs to be sold thereunder or (iv) the Company files an application to withdraw, and the Securities and Exchange Commission (“SEC”) consents to the withdrawal of, the registration statement filed with the SEC in connection with the offer of the Class A Ordinary Shares. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name:
Title:

Exh A

Exhibit B

Form of Lock-Up Waiver Announcement

[Date]

Zhaopin Limited (the “Company”) announced today that Credit Suisse Securities (USA) LLC and UBS Securities LLC, the joint book-running managers in the Company’s recent initial public sale of [-] American Depositary Shares (“ADSs”), each ADS representing [-] Class A ordinary shares, par value US$[0.01] per share, of the Company (the “Ordinary Shares”), are [waiving] [releasing] a lock-up restriction with respect to [-] [ADSs] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [-], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exh B